EXHIBIT 99.1

VEGAS.com, LLC

Consolidated Financial Statements
(Reviewed)
June 30, 2015

Independent Auditor’s Review Report

To the Board of Managers
VEGAS.com, LLC
Las Vegas, NV

Report on the Financial Statements
We have reviewed the accompanying consolidated financial statements of VEGAS.com, LLC and its subsidiaries (the Company) as of June 30, 2015, and for the six-month period then ended. The accompanying financial statements of the Company as of June 30, 2014, and for the six-month period then ended were not reviewed by us, and accordingly, we do not express any form of assurance on it.

Management’s Responsibility
The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with generally accepted accounting principles.

Auditor’s Responsibility
Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion
Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Las Vegas, Nevada
October 8, 2015

1

Vegas.com, LLC

Consolidated Balance Sheets
June 30, 2015 and 2014
See Independent Auditor's Review Report

ASSETS	2015	2014
Current Assets
Cash	$8,692,893	$7,501,354
Restricted cash	5,260,009	4,758,119
Accounts receivabe, net	1,096,317	704,884
Prepaid expenses and other assets	1,505,193	1,042,754
Related-party receivable	516,708	1,274,793
Note receivable, current	172,195	163,813
Total current assets	17,243,315	15,445,717

Note Receivable, long-term	371,271	543,466
Property and Equipment, net	3,608,229	2,450,239
Related-Party Receivable, long-term	3,382,747	3,372,278
Intangibles, net	10,444,102	11,903,173
Total assets	$35,049,664	$33,714,873

Liabilities and Members' Deficit
Current Liabilities
Accounts payable	$15,340,337	$15,345,810
Accrued expenses	12,794,723	13,053,044
Deferred merchant booking	9,828,392	7,539,225
Current portion of Las Vegas.com purchase obligation	1,189,856	1,117,949
Deferred revenue	5,229,158	4,240,931
Total current liabilities	44,382,466	41,296,959

LasVegas.com Purchase Obligation	1,227,528	3,570,724

Commitments and Contingencies (Notes 2, 4, 5, 6, 7 and 9)

Members' deficit	(12,224,048)	(11,152,810)
Unite-Based Compensation	1,663,718	—
Total members' deficit	(10,560,330)	(11,152,810)
Total liabilities and members' deficit	$35,049,664	$33,714,873

See Notes to Consolidated Financial Statements

2

Vegas.com, LLC

Consolidated Statements of Operations
Six-month Periods Ended June 30, 2015 and 2014
See Independent Auditor's Review Report

	2015	2014
Revenue:
Commerce revenue, net	$20,566,025	$19,716,062
Advertising and other revenue, net	3,506,882	2,734,833
Total revenue, net	24,072,907	22,450,895
Cost of revenue	3,448,049	3,017,642
Gross margin	20,624,858	19,433,253

Operating expenses:
Selling, general and administrative	20,573,905	20,163,478
Depreciation and amortization	1,288,459	1,300,531
Total operating expenses	21,862,364	21,464,009

Operating (loss)	(1,237,506)	(2,030,756)

Other (income) expenses:
Interest expense	98,176	168,579
Interest income	(8,969)	(4,344)
Other expenses, net	89,207	164,235
Net (loss)	$(1,326,713)	$(2,194,991)

See Notes to Consolidated Financial Statements

3

Vegas.com, LLC

Consolidated Statements of Members' Deficit
Six-month Periods Ended June 30, 2015 and 2014
See Independent Auditor's Review Report

Balance, December 31, 2013	$(8,957,819)
Net (loss)	(2,194,991)
Balance, December 31, 2014	$(11,152,810)

Balance, December 31, 2014	$(9,953,468)
Net (loss)	(1,326,713)
Unit-based compensation	719,851
Balance, December 31, 2015	$(10,560,330)

See Notes to Consolidated Financial Statements

4

Vegas.com, LLC

Consolidated Statements of Cash Flows
Six-month Periods Ended June 30, 2015 and 2014
See Independent Auditor's Review Report

	2015	2014
Cash Flows From Operating Activities
Net (loss)	$(1,326,713)	$(2,194,991)
Adjustments to reconcile net (loss) to net cash provided by
operating activities:
Depreciation and amortization	1,288,459	1,300,531
Changes in working capital components:
Accounts receivable	(197,713)	673,767
Prepaid expenses and other assets	(686,776)	(104,456)
Accounts payable and accrued expenses	(1,132,254)	2,291,538
Deferred merchant booking	1,919,533	986,892
Deferred revenue	1,747,733	1,399,327
Net cash provided by operating activities	1,612,269	4,352,608

Cash Flows From Investing Activities
Related-Party Receivable	(188,348)	(274,793)
Restricted cash	(500,930)	(713)
Note Receivable	163,813	1
Purchases of property and equipment	(1,270,659)	(955,498)
Net cash used in investing activities	(1,796,124)	(1,231,003)

Cash Flows From Financing Activities
Payment of LasVegas.com obligation	(1,153,341)	(1,083,637)
Net cash used in financing activities	(1,153,341)	(1,083,637)
Net increase (decrease) in cash	(1,337,196)	2,037,968

Cash, beginning of year	10,030,089	5,463,386
Cash, end of year	$8,692,893	$7,501,354

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$98,176	$168,579
Accrued expenses converted to equity	$(719,851)	$—

See Notes to Consolidated Financial Statements

5

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: VEGAS.com, LLC and its subsidiaries feature updated information for travelers to Las Vegas and provide for sale to consumers a full range of travel products including hotel rooms, air-hotel packages, show tickets, tours and golf. In addition, the site offers exclusive inventory and products such as dining reservations and front-of-the-line night club passes. VEGAS.com, LLC operates a 24-hour contact center from its headquarters in Henderson, Nevada.

VEGAS.com, LLC operates Casino Travel & Tours, LLC (Casino Travel & Tours), with 20 retail and concierge desk locations throughout Southern Nevada.

VEGAS.com, LLC also operates CTT Tours, LLC and CT&T Transportation, LLC which offer land tours to destinations including the Hoover Dam and Grand Canyon.

VEGAS.com, LLC and Subsidiaries are owned by Greenspun Family Trusts, DRG Holdings LP, DRG Limited Legacy Partnership and GC Investments LLC. The Greenspun family also owns Greenspun Media Group, The Greenspun Corporation, Las Vegas Sun and American Nevada Realty.

A summary of the Company’s significant accounting policies follows:

Use of estimates in the preparation of financial statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The estimates and assumptions affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation: The consolidated financial statements include the accounts of VEGAS.com, LLC, Casino Travel & Tours, LLC, CTT Tours, LLC and CT&T Transportation, LLC (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Cash: At various times throughout the year, the Company maintained cash balances at financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts.

Restricted cash and letters of credit: The Company has a Letter of Credit Facility with a bank whereby the bank will issue standby letters of credit of up to $11,117,000 as requested by the Company. All personal property owned now or in the future by VEGAS.com, LLC secures the Letter of Credit Facility and the Company’s obligations to the bank are guaranteed by a member and an affiliate. The bank also requires the Company to maintain a minimum cash balance which is classified as restricted cash. As of June 30, 2015 and 2014, restricted cash securing the Letter of Credit Facility was approximately $5,260,000 and $4,759,000, respectively. No letters of credit were outstanding at June 30, 2015. The Letter of Credit Facility contains certain financial covenants including minimum EBITDA and minimum net worth requirements.

Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. In general, the Company reserves an allowance for each account older than 90 days. After all attempts to collect a receivable balance have failed and the account is determined to be uncollectible, the Company writes off the accounts receivable against the allowance. The allowance for doubtful accounts totaled approximately $11,000 and $10,000 at June 30, 2015 and 2014, respectively.

6

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 1.    Nature of Business and Summary of Significant Accounting Policies (Continued)

Property and equipment: Property and equipment is recorded at cost, net of accumulated depreciation. Certain costs incurred that are related to the development of internal use software are capitalized. Capitalized costs incurred during the application development stage relate to the development of internal use software. Costs are expensed as incurred if they are related to the planning and post-implementation phases of development.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is three to five years for computer equipment, and capitalized software development. The life of furniture and other equipment is five to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the improvement or the remaining term of the lease.

Deferred merchant booking: Deferred merchant booking represents the amount owed to the vendors relating to the sale of hotels, air and events that were booked by customers on VEGAS.com, LLC. These amounts are typically due within 90 days.

Revenue recognition: Revenue from product sales or services is recognized when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

Commerce revenues are earned from transactions where the Company is the merchant of record and determines the price to the customer. The Company has agreements with suppliers for inventory (e.g., show tickets or hotel rooms) that is sold. There are no purchase obligations for unsold inventory. Revenues are presented in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 605, Revenue Recognition. Based upon the Company’s evaluation of merchant transactions and in accordance with the various indicators identified in ASC 605-45, suppliers are the primary obligor and assume the majority of the business risks, which include providing the service and the risk of unsold inventory. Accordingly, all commerce transactions are recorded at the net amount, which is the amount charged to the customer, less the amount charged by the supplier. Revenues for the six-month periods ended June 30, 2015 and 2014 are presented net of approximately $120,689,000 and $116,041,000, respectively, of amounts charged by suppliers. Commerce revenue is recognized on the date of the customer’s usage.

Customers pay the Company for travel products and services generally when they book the reservation prior to arriving or during their stay in Las Vegas. The customers’ payments, less the amounts owed to the suppliers, are recorded in deferred revenue until the travel is complete, at which point the revenue is recorded. In certain nonrefundable, non-changeable transactions where the Company has no significant post-delivery obligations, revenue is recorded when the traveler completes the transaction on the website, less a reserve for charge-backs and cancellations based on historical experience. Amounts received from customers are presented net of amounts paid to suppliers.

7

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)
Contracts are generally negotiated in advance with lodging providers to obtain room allotments at wholesale rates. Certain contracts identify the number of rooms that can be sold at the negotiated rate in the contract. The contracts generally range from one to three years. Other contracts are not specific with respect to the number of rooms and the rates of the rooms to which the Company may have access over the terms of the contracts. Any un-booked rooms in the allotment, from either type of contract, may be returned within a specific time frame in each contract, with no obligation to the lodging providers. For hotel rooms that are cancelled by the traveler after a specific period of time, the Company charges the customer a cancellation fee or penalty that is at least equal to the amount a hotel may invoice the Company for the cancellation.

Advertising revenue is recognized ratably over the advertising period.

Revenue is recorded from all other sources upon delivery or when the service is provided.

Income taxes: As a limited liability company, the Company’s income or loss is allocated to the member. Accordingly, no provision is made in the accounts of the Company for federal income taxes; as such, taxes are liabilities of the member.

The Company follows guidance issued by the FASB on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Management has evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company’s income tax returns for years prior to 2011 are not subject to income tax examinations by U.S. federal, state or local tax authorities.

Intangible assets: Intangible assets consist primarily of domain name rights. The costs relating to the purchase of one of the Company’s domain names are being amortized over a weighted average period of 23 years (see Note 7 for further explanation). Others are considered to have indefinite lives. FASB ASC Topic 360, Property, Plant and Equipment, requires that long-lived assets that are classified as held and used be tested for impairment whenever there are indicators of impairment. No impairment loss provision was considered necessary for the six month periods ended June 30, 2015 and 2014.

Accounting for advertising costs: The cost of advertising is charged to expense as incurred. Advertising expense for the six-month periods ended June 30, 2015 and 2014 was approximately $8,393,000 and $6,275,000, respectively.

Rent expense: The Company recognizes rent expense on a straight-line basis. The difference between rent expense and lease payments is accrued as deferred rent which totaled approximately $567,000 and $540,000 as of June 30, 2015 and 2014, respectively. This balance is included in accrued expenses on the consolidated balance sheets.

Interim financial information: The accompanying unaudited Consolidated Financial Statements as of and for the six-month periods ended June 30, 2015 and 2014 have been prepared in condensed format and, therefore, do not include all of the information and footnotes required by GAAP for complete financial statements. These statements have been prepared on a basis that is substantially consistent with the accounting principles applied to the Company's audited Consolidated Financial Statements for the year ended December 31, 2014.

8

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

The information furnished in these interim statements reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results for each respective period presented. Such adjustments are of a normal, recurring nature. The results of operations in the interim statements are not necessarily indicative of the results that may be expected for any other quarter or for the full year. The interim financial information should be read in conjunction with the Company's audited consolidated financial statements.

Recently issued accounting pronouncements: In March 2014, the FASB issued Accounting Standards Update (ASU) 2014-07, Consolidation (Topic 810): Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements, which permits a private company to elect an alternative, when certain conditions exist, not to apply variable interest entities (VIE) guidance to a lessor entity under common control. The accounting alternative is an accounting policy election that, when elected, should be applied by a private company lessee to all current and future lessor entities under common control that meet the criteria for applying this approach. ASU 2014-07 will be effective for annual periods beginning after December 15, 2014, and will be applied retrospectively. This ASU did not have a material impact on the consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in accounting principles generally accepted in the United States of America when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The updated standard will be effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the consolidated financial statements.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The ASU is intended to make targeted improvements to the consolidation guidance, and was issued in response to some concerns expressed about the current consolidation guidance. That guidance led to certain situations in which stakeholders expressed concerns that the information being provided was not useful. This sometimes resulted in users requesting that supplemental deconsolidating financial statements be prepared so as to provide a basis on which to analyze the reporting entity’s economic and operational results.

The amendments in the ASU affect the following areas in the consolidation guidance:

•	Limited partnerships and similar legal entities

•	Evaluating fees paid to a decision maker or a service provider as a variable interest

•	The effect of fee arrangements on the determination of the primary beneficiary of an entity

•	The effect of related parties on the determination of the primary beneficiary of an entity

•	Certain investment funds

The amendments in the ASU are effective for the Company beginning after December 15, 2016. Early adoption is permitted. A reporting entity may apply the amendments in this ASU: (a) using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or (b) retrospectively. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

9

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

In June 2015, the FASB issued ASU 2015-10, Technical Corrections and Improvements, which made changes to clarify the Codification, correct unintended application of guidance, and make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice. ASU 2015-10 is not expected to have a material effect on the Company’s consolidated financial statements or disclosures.

Subsequent events: The Company has evaluated subsequent events through October 8, 2015, the date on which the consolidated financial statements were available to be issued.

Note 2.	Intangible Assets

	Weighted
	Average	Gross		Net
	Estimated	Carrying	Accumulated	Carrying
	Useful Life	Amount	Amortization	Amount
Finite Life Intangible Asset
Domain name rights to
LasVegas.com	23	$24,264,830	$(14,606,990)	$9,657,840
Indefinite Life Intangible Assets
Domain name assets		786,262	—	786,262
Total		$25,051,092	$(14,606,990)	$10,444,102

The future estimated amortization on the domain name rights is as follows:

Years Ending June 30,

2016	$1,457,842
2017	1,457,842
2018	1,457,842
2019	1,457,842
2020	1,457,842
Thereafter	2,368,630
$9,657,840

Domain name assets represent domain names acquired by the Company, including the domain name “Vegas.com.” The domain name Vegas.com was acquired in 1998. Upon adoption of SFAS 142, the asset was classified as an indefinite life intangible asset and amortization of the original purchase ended.

In May 2005, the Company entered into a contract under which it agreed to pay $12,000,000 for exclusive right to use the domain name “LasVegas.com.” The contract term is 35 years. The Company is amortizing the domain name rights over 35 years. The Company is also obligated to make payments of approximately $208,000 a month. The present value of those payments was capitalized and is being amortized over the 11-year period that they are obligated to be made (see Note 7 for further discussion).

10

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 3.	Property and Equipment

Property and equipment consists of the following at June 30, 2015 and 2014:

	2015	2014

Furniture, fixtures, and equipment	$2,081,078	$2,511,671
Leasehold improvements	44,383	44,383
Computer equipment	3,303,838	4,096,245
Computer software	13,841,029	12,825,945
Automobiles	716,623	742,196
Capitalized software under development	1,529,014	946,659
Items under capital lease	120,326	120,326
	21,636,291	21,287,425
Less: accumulated depreciation	(18,028,062)	(18,837,186)
	$3,608,229	$2,450,239

Certain costs incurred related to the development of internal use software are capitalized in accordance with the FASB ASC Topic 350, Internal-Use Software. Costs incurred during the application development stage related to the development of internal use software are capitalized. Costs incurred related to the planning and post-implementation phases of development are expensed as incurred. For the six-month periods ended June 30, 2015 and 2014, amortization of capitalized computer software was approximately $454,000 and $383,000, respectively.

Note 4.	Profit Sharing Plan

For the years ended June 30, 2015 and 2014, the Company participated in a defined contribution plan (401(k) Plan) whereby substantially all employees over the age of 21 who have completed two months of continuous employment are eligible for the plan. Such employees joining the plan may contribute, through salary deductions, no greater than $17,500 of their annual compensation. The Company matched 50 percent of the participant’s deferral contributions up to 6 percent of the participant’s annual compensation for the six months ended June 30, 2015. The Company expensed approximately $139,000 and $140,000 during the six months ended June 30, 2015 and 2014, respectively, for its matching contribution.

11

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 5.	Related Parties

The Company is affiliated through common ownership and management with other companies in the Greenspun family of companies. During the normal course of business, the Company shares expenses with other affiliated companies, participates in a related party 401(k) plan (see Note 4 for further explanation), participates in a related-party health insurance plan, provides information technology services and handles purchasing of technology products for other affiliated companies which creates related-party payables and receivables. A promissory note was signed in June of 2014 relating to the remaining balance due on one of the receivables. As of June 30, 2015 and 2014, the outstanding balance of that note receivable was approximately $3,383,000 and $3,572,000, respectively. The outstanding balance must be paid in full on or before the third anniversary of the note agreement. Interest shall accrue on the outstanding portion of the note amount at a variable rate equal to the short term federal rate, adjusted semi-annually, since no payments are required until on or before the third anniversary the entire balance is shown as long-term on the consolidated balance sheets. Management assesses the collectability of amounts due from related parties based on estimated cash flows to be generated by the related parties and has determined that receivables from related parties are not impaired.

The Company rents office space from a related party in the Greenspun family of companies. The current lease agreement runs through September 2022. For the six-month periods ended June 30, 2015 and 2014, the Company recorded approximately $407,000 and $399,000, respectively, in related-party rent expense.

Note 6.	Commitments and Contingencies

Leases: The Company is committed for annual rentals under non-cancelable operating leases for office space in a corporate building and at various retail locations which expire at various dates through the year 2022. The lease pertaining to the Company’s corporate building is with a related party. At one location, the Company subleases part of the space to an unrelated third party for $31,125 a month. The initial term of that sublease expired on May 31, 2015, but the agreement was renewed in June 2015 for an additional 24-month term, beginning June 2015, unless either party provides the other party with notice of their intent not to renew. The terms of the new agreement call for monthly payments to the Company of $45,000. In addition, the sublessee is required to make purchases from the Company in the amount of $460,000 annually. These purchases are to be made in twelve equal monthly payments, except in the case where any month’s rent may be reduced by the amount of purchases made in the previous month in excess of the normal monthly rental amount. Total rent expense for the six-month periods ended June 30, 2015 and 2014 was approximately $987,000 and $1,028,000, respectively. Minimum annual future rental commitments are as follows:

Years Ending June 30,

2016	$1,333,886
2017	1,324,761
2018	1,346,775
2019	1,363,653
2020	1,379,538
Thereafter	3,165,254
$9,913,867

The minimum rent payments have not been reduced by approximate minimum sublease rentals of $1,502,000 due in the future under non-cancellable subleases.

12

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 6.Commitments and Contingencies (Continued)

Las Vegas Convention and Visitors Authority agreement: VEGAS.com, LLC and the Las Vegas Convention and Visitors Authority (LVCVA) have a working agreement in which the LVCVA is responsible for all of the marketing and advertising for the website www.lasvegas.com. The LVCVA provides the look of the website and VEGAS.com, LLC provides the booking software which includes inventory procurement, payment processing and order processing. VEGAS.com, LLC also provides the maintenance and upgrades to the site. In return for the services that the LVCVA provides to VEGAS.com, LLC, it is paid 50 cents per unit booked on the website. VEGAS.com, LLC owns the website www.lasvegas.com and books all of the transactions on the site. Under the agreement, VEGAS.com, LLC does not pay for the marketing or advertising expenses that are required to drive traffic to the site. The initial agreement shall terminate in 2022, with an additional 5 year renewal option that both parties must agree to. For the six-month periods ended June 30, 2015 and 2014, the expense paid to the LVCVA under this agreement was approximately $85,000 and $95,000, respectively. The expense is included in selling, general and administrative expense on the consolidated statements of operations.

Litigation: The Company is involved in other claims and legal proceedings that are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by the Company. In the opinion of management, the ultimate disposition of such proceedings are not expected to have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Note 7.	LasVegas.com Purchase Obligation

In June 2005, VEGAS.com, LLC entered into an agreement for the purchase of LasVegas.com. The agreement specified that a $12,000,000, one-time payment be made upon execution of the agreement along with monthly payments of approximately $83,000 for 36 months, $125,000 for the next 60 months, and then $208,000 for the next 36 months. Per the terms of the agreement, after June 30, 2016, following the 132 initial monthly payments, VEGAS.com, LLC in its sole discretion may terminate the agreement and forfeit the domain name. If VEGAS.com, LLC chooses not to terminate the agreement, they will continue making the monthly payments of approximately $208,000 until June 30, 2040, at which time the seller will transfer the domain name to VEGAS.com, LLC without further payment or cost to VEGAS.com, LLC. As of June 2005, the present value of the future payment obligations was determined to be approximately $12,264,000, using a discount rate of 6.25 percent. The initial $12,000,000 payment has been capitalized and is being amortized over 35 years, which is the term of the agreement. The present value of the future purchase obligation of approximately $12,264,000 was capitalized and is being amortized beginning July 2005 and ending June 2016, which is the period that VEGAS.com, LLC is legally bound by the agreement to continue making payments. Subsequent to June 2016, the agreement will continue on a month to month basis until June 30, 2040, and all payments made will be recognized as an expense. Minimum annual future payment obligations are as follows:

Years Ending June 30,

2015	$1,189,856
2016	1,227,528
$2,417,384

13

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 8.	Note receivable

On January 26, 2011, VEGAS.com signed a note receivable with an unrelated third party, which has an imputed interest rate of 5 percent. The note is scheduled to mature in January of 2018, with the assets sold serving as collateral on the note. The note agreement stipulated eight quarterly installment payments of $125,000, each due at the end of each calendar quarter beginning at the end of the first quarter following the closing of the transaction. The agreement also required five annual installment payments of $200,000, each due on the third, fourth, fifth, sixth and seventh anniversaries of the closing date.

Note 9.	Class B Units

Stock compensation accounting guidance ASC 718, Compensation - Stock Compensation requires that the compensation cost relating to unit-based payment transactions be recognized in the consolidated financial statements. That cost will be measured based on the grant date fair value of the equity instruments issued. The stock compensation accounting guidance covers a wide range of unit-based compensation arrangements including stock options.

The stock compensation accounting guidance requires that compensation cost for all unit-based awards be calculated and recognized over the employees’ requisite service periods, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a graded basis over the requisite service period for the entire award.

During 2014, the Company granted a total of 15,750 Class B units to board members and executives. The Company granted 5,500 units on January 30, 2014, 5,000 units on March 1, 2014, 2,250 units on October 8, 2014, and 3,000 units on December 31, 2014. Some of the units are fully vested on the grant date and some of the units begin vesting at certain dates in 2014, and then continue to vest on a monthly basis over a period of 36 months. All units automatically become fully-vested upon the sale of the Company. Of those 15,750 Class B units, 13,500 are Class B1 and 2,250 are Class B2 units. The Class B1 and B2 units constitute a profits interest in the Company’s profits. The holder of the units shall be treated as a Member of the Company with respect to all of the awarded units from the grant date.

The Class B Units have employee put rights and employer call rights upon the employee’s termination of employment. The employee put rights require liability treatment for these awards until six months after vesting at which time the fair value of the awards if not repurchased should be classified as equity. As of June 30, 2015, 8,667 units are classified as equity. The other 1,065 fully vested units are classified as accrued expenses. Liability awards require re-measurement to fair value at every financial statement date. During 2014, the Company repurchased 1,500 class B1 units from related parties. There were no repurchases as of the six months ended June 30, 2015.

As of June 30, 2015, there were 80,000 Class A units outstanding and there were 14,250 Class B units outstanding, with 9,732 of those being fully vested. The Company recorded compensation expense relating to the fully vested units of approximately $9,000 and $944,000 during the six-month periods ended June 30, 2015 and 2014, respectively. Approximately $195,000 and $91,000 of compensation expense was also recorded during the six-month periods ended June 30, 2015 and 2014, respectively, related to nonvested units.

14

VEGAS.com, LLC

Notes to Consolidated Financial Statements
See Independent Auditor’s Review Report

Note 9.	Class B Units (Continued)

The units were valued based on an agreement entered into by the Company to sell all units in the Company to a third party, see Note 10 below. Along with the Class A unit holders, the Class B unit holders are paid out a ratable share of the total consideration paid by the third party, less certain adjustments as defined in the agreement. The total consideration will amount to $35,000,000. The agreement contains a Class B unit strike price of $15,000,000 which reduced the amount available to Class B unitholders along with working capital adjustments and other adjustments for certain professional expenses related to the sales transaction.

Note 10.	Subsequent Events

VEGAS.com, LLC Acquisition: On September 24, 2015, Remark Media, Inc. (Remark) completed the purchase (the VEGAS.com Acquisition) of all of the outstanding equity interests in the Company pursuant to the terms of that certain Unit Purchase Agreement dated as of August 18, 2015, as amended, by and among the Company, Remark, and the equity owners of the Company. The aggregate consideration for the VEGAS.com Acquisition included (i) approximately $15.3 million of cash; (ii) 2,271,126 shares of Remark’s common stock valued at approximately $9.7 million, calculated based on a per share price equal to the volume weighted average price of Remark’s common stock during the 30 trading days ending on the third trading day prior to the closing date; (iii) five-year warrants to purchase 8,601,410 shares of Remark’s common stock at an exercise price of $9.00 per share valued at $10 million, calculated based on specified valuation principles; and (iv) up to a total of $3 million in earnout payments based on the performance of the Company in the years ending December 31, 2016, 2017 and 2018.

Note Termination Agreement: In August 2015, the Company entered into a Note Termination Agreement, conditioned upon the closing of the Unit Purchase Agreement described above, relative to the approximately $3,378,000 related-party receivable described in Note 5. The agreement allows for the related party to prepay the note in the sum of $2,675,000 in full satisfaction of the note.

15

VEGAS.com, LLC

Consolidated Financial Statements
December 31, 2014

Contents

Independent Auditor's Report	1-2

Consolidated Financial Statements

Consolidated balance sheets	3

Consolidated statements of operations	4

Consolidated statements of members’ deficit	5

Consolidated statements of cash flows	6

Notes to consolidated financial statements	7-17

2

Independent Auditor’s Report

To the Board of Managers
VEGAS.com, LLC
Las Vegas, NV

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of VEGAS.com, LLC and its subsidiaries which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VEGAS.com, LLC and its subsidiaries as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 10 to the financial statements, the 2014 and 2013 financial statements have been restated to correct misstatements. Our opinion is not modified with respect to this matter.

Other Matters
In our report dated April 30, 2015, we modified our opinion as a result of misstatements related to goodwill and the issuance of Class B units as more fully described in Note 10 to the consolidated financial statements. Due to the correction of the misstatements, our present opinion on the restated 2014 and 2013 financial statements, as presented herein, is different from that expressed in our previous report.

Las Vegas, Nevada
April 30, 2015, except for Notes 9 and 10
as to which the date is September 11, 2015

Vegas.com, LLC

Consolidated Balance Sheets
December 31, 2014 and 2013

	2014	2013
ASSETS	Restated	Restated
Current Assets
Cash	$10,030,089	$5,463,386
Restricted cash	4,759,079	4,757,406
Accounts receivabe, net	876,546	1,378,651
Prepaid expenses and other assets	984,015	938,298
Related-party receivable	355,657	1,000,000
Note receivable, current	163,813	—
Total current assets	17,169,199	13,537,741

Note Receivable, long-term	543,466	707,280
Property and Equipment, net	2,897,108	2,067,579
Related-Party Receivable, long-term	3,377,508	3,372,278
Intangibles, net	11,173,023	12,630,866
Total assets	$35,160,304	$32,315,744

Liabilities and Members' Deficit
Current Liabilities
Accounts payable	$16,998,969	$12,580,915
Accrued expenses	13,153,632	13,526,401
Deferred merchant booking	7,908,859	6,552,333
Current portion of Las Vegas.com purchase obligation	2,343,197	2,201,587
Deferred revenue	3,481,587	2,841,604
Total current liabilities	43,886,244	37,702,840

LasVegas.com Purchase Obligation	1,227,528	3,570,723

Commitments and Contingencies (Notes 2, 4, 5, 6, 7 and 9)

Members' deficit	(10,897,335)	(8,957,819)
Unite-Based Compensation	943,867	—
Total members' deficit	(9,953,468)	(8,957,819)
Total liabilities and members' deficit	$35,160,304	$32,315,744

See Notes to Consolidated Financial Statements

Vegas.com, LLC

Consolidated Statements of Operations
Years Ended December 31, 2014 and 2013

	2014	2013
	Restated	Restated
Revenue:
Commerce revenue, net	$39,822,446	$38,521,194
Advertising and other revenue, net	5,512,194	6,903,204
Total revenue, net	45,334,640	45,424,398
Cost of revenue	6,073,987	6,782,523
Gross margin	39,260,653	38,641,875

Operating expenses:
Selling, general and administrative	38,227,967	36,408,578
Depreciation and amortization	2,601,539	3,065,927
Total operating expenses	40,829,506	39,474,505

Operating (loss)	(1,568,853)	(832,630)

Other (income) expenses:
Interest expense	302,440	487,559
Interest income	(43,939)	(68,524)
Loss on disposal of property and equipment	31,951	1,048,386
Other expenses, net	290,452	1,467,421
Net (loss)	$(1,859,305)	$(2,300,051)

See Notes to Consolidated Financial Statements

Vegas.com, LLC

Consolidated Statements of Members' Deficit
Years Ended December 31, 2014 and 2013

Balance, December 31, 2012 (Restated)	$(6,657,768)
Net (loss)	(2,300,051)
Balance, December 31, 2013 (Restated)	(8,957,819)
Net (loss)	(1,859,305)
Unit-based compensation	943,867
Distributions	(80,211)
Balance, December 31, 2014 (Restated)	$(9,953,468)

See Notes to Consolidated Financial Statements

Vegas.com, LLC

Consolidated Statements of Cash Flows
Years Ended December 31, 2014 and 2013

	2014	2013
	Restated	Restated
Cash Flows From Operating Activities
Net (loss)	$(1,859,305)	$(2,194,991)
Adjustments to reconcile net (loss) to net cash provided by
operating activities:
Depreciation and amortization	2,601,539	1,300,531
Loss of disposal of property and equipment	31,951
Loss on termination of agreement with 1-800-LasVegas	—
Changes in working capital components:
Restricted cash	—
Accounts receivable	349,327	673,767
Note receivable	—
Prepaid expenses and other assets	(45,717)	(104,456)
Accounts payable and accrued expenses	4,989,152	2,291,538
Deferred merchant booking	1,356,526	986,892
Deferred revenue	639,983	1,399,327
Net cash provided by operating activities	8,063,456	4,352,608

Cash Flows From Investing Activities
Related-Party Receivable	639,114	(274,793)
Restricted cash	(1,673)	(713)
Note Receivable	152,779	1
Purchases of property and equipment	(2,005,177)	(955,498)
Net cash used in investing activities	(1,214,957)	(1,231,003)

Cash Flows From Financing Activities
Distributions to shareholders	(80,211)
Payment of debt long-term	—
Payment of LasVegas.com obligation	(2,201,585)	(1,083,637)
Net cash used in financing activities	(2,281,796)	(1,083,637)
Net increase (decrease) in cash	4,566,703	2,037,968

Cash, beginning of year	5,463,386	5,463,386
Cash, end of year	$10,030,089	$7,501,354

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$302,440	$168,579
Accrued expenses converted to equity	$(943,867)	$—

See Notes to Consolidated Financial Statements

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: VEGAS.com, LLC and its subsidiaries feature updated information for travelers to Las Vegas and provides for sale to consumers a full range of travel products including hotel rooms, air-hotel packages, show tickets, tours and golf. In addition, the site offers exclusive inventory and products such as dining reservations and front-of-the-line night club passes. VEGAS.com, LLC operates a 24-hour contact center from its headquarters in Henderson, Nevada.

VEGAS.com, LLC operates Casino Travel & Tours, LLC (Casino Travel & Tours), with 20 retail and concierge desk locations throughout Southern Nevada.

VEGAS.com, LLC also operates CTT Tours, LLC and CT&T Transportation, LLC which offer land tours to destinations including the Hoover Dam and Grand Canyon.

VEGAS.com, LLC and Subsidiaries are owned by Greenspun Family Trusts, DRG Holdings LP, DRG Limited Legacy Partnership and GC Investments LLC. The Greenspun family also owns Greenspun Media Group, The Greenspun Corporation, Las Vegas Sun and American Nevada Realty.

A summary of the Company’s significant accounting policies follows:

Use of estimates in the preparation of financial statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The estimates and assumptions affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation: The consolidated financial statements include the accounts of VEGAS.com, LLC, Casino Travel & Tours, LLC, CTT Tours, LLC and CT&T Transportation, LLC (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Cash: At various times throughout the year, the Company maintained cash balances at financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts.

Restricted cash and letters of credit: The Company has a Letter of Credit Facility with a bank whereby the bank will issue standby letters of credit of up to $11,117,000 as requested by the Company. All personal property owned now or in the future by VEGAS.com, LLC secures the Letter of Credit Facility and the Company’s obligations to the bank are guaranteed by a member and an affiliate. The bank also requires the Company to maintain a minimum cash balance which is classified as restricted cash. As of December 31, 2014 and 2013, restricted cash securing the Letter of Credit Facility was approximately $4,759,000 and $4,757,000, respectively. No letters of credit were outstanding at December 31, 2014. The Letter of Credit Facility contains certain financial covenants including minimum EBITDA and minimum net worth requirements.

Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. In general, the Company reserves an allowance for each account older than 90 days. After all attempts to collect a receivable balance have failed and the account is determined to be uncollectible, the Company writes off the accounts receivable against the allowance. The allowance for doubtful accounts totaled approximately $3,700 and $8,900 at December 31, 2014 and 2013, respectively.

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 1.    Nature of Business and Summary of Significant Accounting Policies (Continued)

Property and equipment: Property and equipment is recorded at cost, net of accumulated depreciation. Certain costs incurred that are related to the development of internal use software are capitalized. Capitalized costs incurred during the application development stage relate to the development of internal use software. Costs are expensed as incurred if they are related to the planning and post-implementation phases of development.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is three to five years for computer equipment, and capitalized software development. The life of furniture and other equipment is five to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the improvement or the remaining term of the lease.

Deferred merchant booking: Deferred merchant booking represents the amount owed to the vendors relating to the sale of hotels, air and events that were booked by customers on VEGAS.com, LLC. These amounts are typically due within 90 days. As of December 31, 2014 and 2013, the amount representing deferred merchant booking was approximately $7,909,000 and $6,552,000, respectively.

Revenue recognition: Revenue from product sales or services is recognized when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

Commerce revenues are earned from transactions where the Company is the merchant of record and determines the price to the customer. The Company has agreements with suppliers for inventory (e.g., show tickets or hotel rooms) that is sold. There are no purchase obligations for unsold inventory. Revenues are presented in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 605, Revenue Recognition. Based upon the Company’s evaluation of merchant transactions and in accordance with the various indicators identified in ASC 605-45, suppliers are the primary obligor and assume the majority of the business risks, which include providing the service and the risk of unsold inventory. Accordingly, all commerce transactions are recorded at the net amount, which is the amount charged to the customer, less the amount charged by the supplier. Revenues for the years ended December 31, 2014 and 2013 are presented net of approximately $227,425,000 and $230,786,000, respectively, of amounts charged by suppliers. Commerce revenue is recognized on the date of the customer’s usage.

Customers pay the Company for travel products and services generally when they book the reservation prior to arriving or during their stay in Las Vegas. The customers’ payments, less the amounts owed to the suppliers, are recorded in deferred revenue until the travel is complete, at which point the revenue is recorded. At December 31, 2014 and 2013, the amount of deferred revenue related to these sales was approximately $3,482,000 and $2,841,000, respectively. In certain nonrefundable, non-changeable transactions where the Company has no significant post-delivery obligations, revenue is recorded when the traveler completes the transaction on the website, less a reserve for charge-backs and cancellations based on historical experience. Amounts received from customers are presented net of amounts paid to suppliers.

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 1.    Nature of Business and Summary of Significant Accounting Policies (Continued)

Contracts are generally negotiated in advance with lodging providers to obtain room allotments at wholesale rates. Certain contracts identify the number of rooms that can be sold at the negotiated rate in the contract. The contracts generally range from one to three years. Other contracts are not specific with respect to the number of rooms and the rates of the rooms to which the Company may have access over the terms of the contracts. Any un-booked rooms in the allotment, from either type of contract, may be returned within a specific time frame in each contract, with no obligation to the lodging providers. For hotel rooms that are cancelled by the traveler after a specific period of time, the Company charges the customer a cancellation fee or penalty that is at least equal to the amount a hotel may invoice the Company for the cancellation.

Advertising revenue is recognized ratably over the advertising period.

Revenue is recorded from all other sources upon delivery or when the service is provided.

Income taxes: As a limited liability company, the Company’s income or loss is allocated to the member. Accordingly, no provision is made in the accounts of the Company for federal income taxes; as such, taxes are liabilities of the member.

The Company follows guidance issued by the FASB on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Management has evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company’s income tax returns for years prior to 2011 are not subject to income tax examinations by U.S. federal, state or local tax authorities.

Intangible assets: Intangible assets consist primarily of domain name rights. The costs relating to the purchase of one of the Company’s domain names are being amortized over a weighted average period of 23 years (see Note 7 for further explanation). Others are considered to have indefinite lives. FASB ASC Topic 360, Property, Plant and Equipment, requires that long-lived assets that are classified as held and used be tested for impairment whenever there are indicators of impairment. No impairment loss provision was considered necessary for the years ended December 31, 2014 and 2013.

Accounting for advertising costs: The cost of advertising is charged to expense as incurred. Advertising expense for the years ended December 31, 2014 and 2013 was approximately $12,777,000 and $10,271,000, respectively.

Rent expense: The Company recognizes rent expense on a straight-line basis. The difference between rent expense and lease payments is accrued as deferred rent which totaled approximately $554,000 and $527,000 as of December 31, 2014 and 2013, respectively. This balance is included in accrued expenses on the consolidated balance sheets.

Recently issued accounting pronouncements: In March 2014, the FASB issued Accounting Standards Update (ASU) 2014-07, Consolidation (Topic 810): Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements, which permits a private company to elect an alternative, when certain conditions exist, not to apply variable interest entities (VIE) guidance to a lessor entity under common control. The accounting alternative is an accounting policy election that, when elected, should be applied by a private company lessee to all current and future lessor entities under common control that meet the criteria for applying this approach. ASU 2014-07 will be effective for annual periods beginning after December 15, 2014, and will be applied retrospectively. The Company is currently evaluating the impact of this election on the consolidated financial statements.

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in accounting principles generally accepted in the United States of America when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The updated standard will be effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the consolidated financial statements.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The ASU is intended to make targeted improvements to the consolidation guidance, and was issued in response to some concerns expressed about the current consolidation guidance. That guidance led to certain situations in which stakeholders expressed concerns that the information being provided was not useful, and sometimes resulted in users requesting that supplemental deconsolidating financial statements be prepared so as to provide a basis on which to analyze the reporting entity’s economic and operational results.

The amendments in the ASU affect the following areas in the consolidation guidance:

•	Limited partnerships and similar legal entities

•	Evaluating fees paid to a decision maker or a service provider as a variable interest

•	The effect of fee arrangements on the determination of the primary beneficiary of an entity

•	The effect of related parties on the determination of the primary beneficiary of an entity

•	Certain investment funds

The amendments in the ASU are effective for the Company beginning after December 15, 2016. Early adoption is permitted. A reporting entity may apply the amendments in this ASU: (a) using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or (b) retrospectively. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

Subsequent events: The Company has evaluated subsequent events through September 11, 2015, the date on which the consolidated financial statements were available to be issued.

Note 2.	Intangible Assets

	Weighted
	Average	Gross		Net
	Estimated	Carrying	Accumulated	Carrying
	Useful Life	Amount	Amortization	Amount
Finite Life Intangible Asset
Domain name rights to
LasVegas.com	23	$24,264,830	$(13,878,069)	$10,386,761
Indefinite Life Intangible Assets
Domain name assets		786,262	—	786,262
Total		$25,051,092	$(13,878,069)	$11,173,023

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 2.    Intangible Assets (Continued)

The future estimated amortization on the domain name rights is as follows:

Years Ending December 31,

2015	$1,457,842
2016	1,457,842
2017	1,457,842
2018	1,457,842
2019	1,457,842
Thereafter	3,097,551
$10,386,761

Domain name assets represent domain names acquired by the Company, including the domain name “Vegas.com.” The domain name Vegas.com was acquired in 1998. Upon adoption of SFAS 142, the asset was classified as an indefinite life intangible asset and amortization of the original purchase ended.

In May 2005, the Company entered into a contract under which it agreed to pay $12,000,000 for exclusive right to use the domain name “LasVegas.com.” The contract term is 35 years. The Company is amortizing the domain name rights over 35 years. The Company is also obligated to make payments of approximately $208,000 a month. The present value of those payments was capitalized and is being amortized over the 11-year period that they are obligated to be made (see Note 7 for further discussion).

Note 3.	Property and Equipment

Property and equipment consists of the following at December 31:

	2014	2013

Furniture, fixtures, and equipment	$2,039,525	$2,511,671
Leasehold improvements	44,383	44,383
Computer equipment	3,206,075	3,842,852
Computer software	13,466,090	12,768,978
Automobiles	716,623	742,196
Capitalized software under development	772,611	423,075
Items under capital lease	120,326	—
	20,365,633	20,333,155
Less: accumulated depreciation	(17,468,525)	(18,265,576)
	$2,897,108	$2,067,579

Certain costs incurred related to the development of internal use software are capitalized in accordance with the FASB ASC Topic 350, Internal-Use Software. Costs incurred during the application development stage related to the development of internal use software are capitalized. Costs incurred related to the planning and post-implementation phases of development are expensed as incurred. For the years ended December 31, 2014 and 2013, amortization of capitalized computer software was approximately $772,000 and $1,220,000, respectively.

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 4.	Profit Sharing Plan

For the years ended December 31, 2014 and 2013, the Company participated in a defined contribution plan (401(k) Plan) whereby substantially all employees over the age of 21 who have completed two months of continuous employment are eligible for the plan. Such employees joining the plan may contribute, through salary deductions, no greater than $17,500 of their annual compensation. The Company matched 50 percent of the participant’s deferral contributions up to 6 percent of the participant’s annual compensation for the year ending December 31, 2014. The Company expensed approximately $249,000 and $241,000 during the years ended December 31, 2014 and 2013, respectively, for its matching contribution.

Note 5.	Related Parties

The Company is affiliated through common ownership and management with other companies in the Greenspun family of companies. During the normal course of business, the Company shares expenses with other affiliated companies, participates in a related party 401(k) plan (see Note 4 for further explanation), participates in a related-party heath insurance plan, provides information technology services and handles purchasing of technology products for other affiliated companies which creates related-party payables and receivables. A promissory note was signed in June of 2014 relating to the remaining balance due on one of the receivables. As of December 31, 2014 and 2013, the outstanding balance of that note receivable was approximately $3,378,000 and $4,372,000, respectively. The outstanding balance must be paid in full on or before the third anniversary of the note agreement. Interest shall accrue on the outstanding portion of the note amount at a variable rate equal to the short term federal rate, adjusted semi-annually, since no payments are required until on or before the third anniversary the entire balance is shown as long-term on the consolidated balance sheets. Management assesses the collectability of amounts due from related parties based on estimated cash flows to be generated by the related parties and has determined that receivables from related parties are not impaired.

The Company rents office space from a related party in the Greenspun family of companies. The current lease agreement runs through September 2022. For the years ended December 31, 2014 and 2013, the Company recorded approximately $802,000 and $786,000, respectively, in related-party rent expense.

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 6.	Commitments and Contingencies

The Company is committed for annual rentals under non-cancelable operating leases for office space in a corporate building and at various retail locations which expire at various dates through the year 2022. The lease pertaining to the Company’s corporate building is with a related party. At one location, the company subleases part of the space to an unrelated third party for $31,125 a month. The initial term of that sublease expires on May 31, 2015, but the agreement will automatically renew for an additional 12 month term unless either party provides the other party with notice of their intent not to renew. Total rent expense for the years ended December 31, 2014 and 2013 was approximately $2,060,000 and $2,973,000, respectively. Minimum annual future rental commitments are as follows:

Years Ending December 31,

2015	$1,384,504
2016	1,298,519
2017	1,336,847
2018	1,355,710
2019	1,371,595
Thereafter	3,857,008
$10,604,183

The minimum rent payments have not been reduced by minimum sublease rentals of $155,625 due in the future under non-cancellable subleases.

Las Vegas Convention and Visitors Authority agreement: VEGAS.com, LLC and the Las Vegas Convention and Visitors Authority (LVCVA) have a working agreement in which the LVCVA is responsible for all of the marketing and advertising for the website www.lasvegas.com. The LVCVA provides the look of the website and VEGAS.com, LLC provides the booking software which includes inventory procurement, payment processing and order processing. VEGAS.com, LLC also provides the maintenance and upgrades to the site. In return for the services that the LVCVA provides to VEGAS.com, LLC, it is paid 50 cents per unit booked on the website. VEGAS.com, LLC owns the website www.lasvegas.com and books all of the transactions on the site. Under the agreement, VEGAS.com, LLC does not pay for the marketing or advertising expenses that are required to drive traffic to the site. The initial agreement shall terminate in 2022, with an additional 5 year renewal option that both parties must agree to. For the years ended December 31, 2014 and 2013, the expense paid to the LVCVA under this agreement was approximately $186,000 and $172,000, respectively. The expense is included in selling, general and administrative expense on the consolidated statements of operations.

Litigation: The Company is involved in other claims and legal proceedings that are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by the Company. In the opinion of management, the ultimate disposition of such proceedings are not expected to have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 7.	LasVegas.com Purchase Obligation

In June 2005, VEGAS.com, LLC entered into an agreement for the purchase of LasVegas.com. The agreement specified that a $12,000,000, one-time payment be made upon execution of the agreement along with monthly payments of approximately $83,000 for 36 months, $125,000 for the next 60 months, and then $208,000 for the next 36 months. Per the terms of the agreement, after June 30, 2016, following the 132 initial monthly payments, VEGAS.com, LLC in its sole discretion may terminate the agreement and forfeit the domain name. If VEGAS.com, LLC chooses not to terminate the agreement, they will continue making the monthly payments of approximately $208,000 until June 30, 2040, at which time the seller will transfer the domain name to VEGAS.com, LLC without further payment or cost to VEGAS.com, LLC. As of June 2005, the present value of the future payment obligations was determined to be approximately $12,264,000, using a discount rate of 6.25 percent. The initial $12,000,000 payment has been capitalized and is being amortized over 35 years, which is the term of the agreement. The present value of the future purchase obligation of approximately $12,264,000 was capitalized and is being amortized beginning July 2005 and ending June 2016, which is the period that VEGAS.com, LLC is legally bound by the agreement to continue making payments. Subsequent to June 2016, the agreement will continue on a month to month basis until June 30, 2040, and all payments made will be recognized as an expense. Minimum annual future payment obligations are as follows:

Years Ending December 31,

2015	$2,343,197
2016	1,227,528
$3,570,725

Note 8.	Note receivable

On January 26, 2011, VEGAS.com signed a note receivable with an unrelated third party, which has an imputed interest rate of 5 percent. The note is scheduled to mature in January of 2018, with the assets sold serving as collateral on the note. The note agreement stipulated eight quarterly installment payments of $125,000 each due at the end of each calendar quarter beginning at the end of the first quarter following the closing of the transaction. The agreement also required five annual installment payments of $200,000, each due on the third, fourth, fifth, sixth and seventh anniversaries of the closing date.

Note 9.	Class B Units

Stock compensation accounting guidance ASC 718, Compensation - Stock Compensation requires that the compensation cost relating to unit-based payment transactions be recognized in the consolidated financial statements. That cost will be measured based on the grant date fair value of the equity instruments issued. The stock compensation accounting guidance covers a wide range of unit-based compensation arrangements including stock options.

The stock compensation accounting guidance requires that compensation cost for all unit-based awards be calculated and recognized over the employees’ requisite service periods, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a graded basis over the requisite service period for the entire award.

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 9.	Class B Units (Continued)

During 2014, the Company granted a total of 15,750 Class B units to board members and executives.  Some of the units are fully vested on the grant date and some of the units begin vesting at certain dates in 2014 and then continue to vest on a monthly basis over a period of 36 months. All units automatically become fully-vested upon the sale of the Company. Of those 15,750 Class B units, 13,500 are Class B1 and 2,250 are Class B2 units. The Class B1 and B2 units constitute a profits interest in the Company’s profits. The holder of the units shall be treated as a Member of the Company with respect to all of the awarded units from the grant date.

The Class B Units have employee put rights and employer call rights upon the employee’s termination of employment. The employee put rights require liability treatment for these awards until six months after vesting at which time the fair value of the awards if not repurchased should be classified as equity. As of December 31, 2014, 4,917 units are classified as equity. The other 3,750 fully vested units are classified as accrued expenses. Liability awards require re-measurement to fair value at every financial statement date. During 2014, the Company repurchased 1,500 class B1 units from related parties.

As of December 31, 2014, there were 80,000 Class A units outstanding and there were 14,250 Class B units outstanding, with 8,667 of those being fully vested. The amount of compensation expense related to these units has been restated from $0 to approximately $1,859,000 for the year ended December 31, 2014 as the Company had not previously estimated or recorded the expense in accordance with ASC 718, Stock Compensation. The Company recorded compensation expense relating to the fully vested units of approximately $1,664,000 during the year ended December 31, 2014. Approximately $195,000 of compensation expense was also recorded during the year ended December 31, 2014 related to nonvested units.

The units were valued based on an agreement entered into by the Company to sell all units in the Company to a third party, see Note 11 below. Along with the Class A unit holders, the Class B unit holders are paid out a ratable share of the total consideration paid by the third party, less certain adjustments as defined in the agreement. The total consideration will amount to $35,000,000. The agreement contains a Class B unit strike price of $15,000,000 which reduced the amount available to Class B unitholders along with working capital adjustments and other adjustments for certain professional expenses related to the sales transaction.

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 10.	Restatement

The consolidated financial statements for the years ended December 31, 2014 and 2013 have been restated to correct a misstatement arising from impairment of goodwill in a prior period, a misstatement arising from the accounting for stock based compensation, and a misstatement arising from an error related to an unrecorded liability. The effects of the corrections are as follows:

	2014
	(As Originally	Correction	2014
	Reported)	Adjustments	(As Restated)
Consolidated balance sheet:
Goodwill, net	$5,912,802	$(5,912,802)	$—
Accrued expenses	11,247,680	1,905,952	13,153,632
Members' deficit	(2,134,714)	(8,762,621)	(10,897,335)
Unit-based compensation	—	943,867	943,867
Consolidated statement of operations:
Selling, general and administrative	36,243,602	1,984,365	38,227,967
Net income (loss)	125,060	(1,984,365)	(1,859,305)
Consolidated statement of members' deficit:
Net income (loss)	125,060	(1,984,365)	(1,859,305)
Consolidated statement of cash flows:
Net income (loss)	125,060	(1,984,365)	(1,859,305)
Accounts payable and accrued expenses	3,004,787	1,984,365	4,989,152

	2013
	(As Originally	Correction	2013
	Reported)	Adjustments	(As Restated)
Consolidated balance sheet:
Goodwill, net	$5,912,802	$(5,912,802)	$—
Accrued expenses	12,660,947	865,454	13,526,401
Members' deficit	(2,179,563)	(6,778,256)	(8,957,819)
Consolidated statement of operations:
Selling, general and administrative	36,282,633	125,945	36,408,578
Net (loss)	(2,174,106)	(125,945)	(2,300,051)
Consolidated statement of members' deficit:
Net (loss)	(2,174,106)	(125,945)	(2,300,051)
Consolidated statement of cash flows:
Net (loss)	(2,174,106)	(125,945)	(2,300,051)
Accounts payable and accrued expenses	(5,139,375)	125,945	(5,013,430)

VEGAS.com, LLC

Notes to Consolidated Financial Statements

Note 11.	Subsequent Events

In September 2015, the Company and its members entered into a Unit Purchase Agreement to sell 100 percent of the outstanding member units of the Company to a third party company for $15,500,000 in cash, $9,500,000 in common stock of the purchasing company, and $10,000,000 in warrants to purchase common stock of the purchasing company.

In August 2015, the Company entered into a Note Termination Agreement, conditioned upon the closing of the Unit Purchase Agreement described above, relative to the approximately $3,378,000 related-party receivable described in Note 5. The agreement allows for the related party to prepay the note in the sum of $2,675,000 in full satisfaction of the note.

17